UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2006

CepTor Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-105793	11-2897392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle, Suite 5100, Hunt Valley, Maryland		21030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 527-9998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information reported in Item 3.02 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On June 1, 2006 (the “Initial Closing”), we sold an aggregate principal amount of $1,500,000 of our one-year 6% convertible promissory notes (the “Notes”) and issued five-year warrants to purchase an aggregate of 6,500,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), at an initial exercise price of $0.30 per share (the “Warrants”), in accordance with the terms described below. The sale is part of an offering only to “accredited investors” (as defined in Rule 501 (a) of Regulation D under Section 4(2) of the Securities Act of 1933, as amended) of Notes in the aggregate principal amount of up to $6,000,000.

The following summaries of the Notes, Warrants and the subscription agreement for the purchase of the Notes are qualified in their entirety by the full text of the Note, Warrant and subscription agreement which have been incorporated by reference as exhibits to this Current Report.

The terms of the Notes are summarized below:

Maturity: The Notes are payable one year after the date of funding, or earlier upon acceleration following the occurrence of an “Event of Default”, as defined in the Notes.

Interest: Interest on the Notes will accrue from the date of issue at 6% per annum, or 12 % per annum upon the occurrence of an Event of Default.

Our Right of Repurchase: We may repurchase the Notes for 200% of their principal amount, plus accrued interest, on or before September 30, 2006, upon 30 days’ prior written notice.

Our Obligation to Repurchase upon a Sale or Merger: We must repurchase the Notes at 200% of their principal amount, plus accrued interest, if on or before September 30, 2006, we announce a sale or merger of our company or its assets, which is completed within six months.

Conversion into Common Stock: The principal of, and accrued interest on, the Notes is convertible into shares of our Common Stock, at the option of the holders of the Notes, at an initial conversion price per share of $0.15, subject to adjustment for certain issuances or events that will result in dilution (the “Fixed Conversion Price”). If the Notes have not been fully converted or repurchased by us for 200% of their principal amount by September 30, 2006, then commencing on October 1, 2006, the conversion price will be the lesser of (i) the Fixed Conversion Price and (ii) 90% of the lowest closing price (or, if no closing price is available, the average of closing bid and asked prices) for the 20 trading days immediately preceding the date on which a notice of conversion is delivered (the “Floating Conversion Price”).

Purchasers of Notes who have not previously purchased shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) will receive, without additional consideration, five-year Warrants to purchase a number of additional shares of our

Common Stock equal to 100% of the number of shares that the purchaser may initially acquire upon conversion of the Notes, at an initial exercise price of $0.30 per share, subject to adjustment for certain issuances and events that will result in dilution.

We also will issue to purchasers of the Notes who purchased shares of our Preferred Stock, a number of additional shares of our Common Stock upon conversion of the Preferred Stock, based upon the principal amount of Notes purchased relative to the total purchase price of the shares of Preferred Stock purchased, which will effectively reduce the per share conversion price of the Preferred Stock so that it is the same as the conversion price per share of the Notes, or to the extent purchasers have converted shares of Preferred Stock, but not sold the Common Stock received upon conversion, we will issue a number of additional shares of Common Stock that will provide equivalent value, in each case without additional consideration. If we redeem the Notes but do not redeem the Preferred Stock by September 30, 2006, then commencing on October 1, 2006, the conversion price of outstanding shares of Preferred Stock of purchasers of the Notes will be reduced to the lesser of the Fixed Conversion Price and the Floating Conversion Price, to the extent of the total purchase price paid by the purchaser for the Notes in relation to the total purchase price paid for the Preferred Stock. We also will reduce to $0.30 the per share exercise price of warrants purchasers of the Notes received with their purchase of Preferred Stock, to the extent of the principal amount of Notes purchased relative to the total purchase price for the shares of Preferred Stock, subject to our right, after the registration statement referred to below under the heading “Registration of Shares” has become effective, to force the exercise of those warrants on 20 days’ notice by offering to purchase those warrants for a nominal price if the closing market price per share of the Common Stock exceeds $0.45 for ten consecutive trading days. We also will issue warrants to purchase a number of additional shares of our Common Stock at $0.15 that will provide equivalent value to those purchasers of Notes who have sold or otherwise disposed of shares of Preferred Stock.

Registration of Shares

We have agreed to file a registration statement to register for resale the shares of our Common Stock that purchasers of Notes may acquire upon conversion of the Notes and or exercise of the Warrants, as well as any additional shares of Common Stock which may be issued as part of the offering. If we fail to file a registration statement for the resale of these shares by August 21, 2006, or the registration statement is not effective by the 150th day after the Initial Closing, we will be obligated to pay purchasers of the Notes liquidated damages in an amount equal to 2% of the principal amount of the Notes for each month, or portion of a month, for which we fail to timely file the registration statement or until the registration statement becomes effective, but in no event may the liquidated damages exceed 18% of the principal amount of the Notes. As a condition to their purchase of the Notes, purchasers will be required to enter into agreement with us that they will not sell, transfer or otherwise dispose of any of our securities prior to the 150th day after the Initial Closing, except that the restrictive period applicable to shares of Common Stock that were acquired, or may be acquired, upon conversion of shares of Preferred Stock, will terminate on August 20, 2006 to the extent of the total purchase price paid by the purchaser for Notes in relation to the total purchase price paid for the Preferred Stock.

Monthly Disbursement of Proceeds

The proceeds of the offering, after payment of sales commissions and other fees and expenses, will be disbursed to us from escrow for use as working capital in monthly installments, to the extent available, as follows: $540,000 on June 1, 2006, $820,000 by June 10, 2006, $590,000 by July 10, 2006, $440,000 by August 10, 2006, $270,000 by September 10, 2006, and up to $500,000 by the 10th day of each succeeding calendar month until fully funded.

Insufficient Authorized But Unissued Shares of Common Stock

As of the close of business on June 1, 2006, we had outstanding 14,723,839 shares of Common Stock. We are authorized to issue 100,000,000 shares of Common Stock.

We do not have sufficient shares of authorized but unissued shares of Common Stock available for a full exercise of the Warrants in addition to full conversion of the Notes, with accrued interest, and all other outstanding securities of the Company. Our Board of Directors has adopted an amendment to our Amended and Restated Certificate of Incorporation, subject to stockholder approval, increasing our authorized capital stock to 270,000,000 shares, including 250,000,000 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
1.1	Placement Agency Agreement (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2006).
4.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2006).
4.2	Form of 6% Convertible Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2006).
4.3	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTOR CORPORATION

Date:	June 7, 2006
By: /s/ William H. Pursley
William H. Pursley
Chairman and Chief Executive Officer

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